SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2010
WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

200 Wilmot Road, Deerfield, Illinois	60015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 914-2500
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On November 10, 2010, Walgreen Co. (the “Company”), adopted the Walgreen Co. 2011 Executive Deferred Compensation Plan (the “Plan”). The Plan is an unfunded, nonqualified deferred compensation plan intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The Plan is effective January 1, 2011 and provides an opportunity for eligible employees to save for retirement on a tax-deferred basis. Pursuant to the Plan, the Company provides eligible employees, including members of senior management, the opportunity to enter into agreements for the deferral of a specified percentage (up to 10%) of their 2011 annual base salary. The amount of compensation to be deferred by each participating eligible employee (individually, a “participant” and collectively, the “participants”) is determined in accordance with the Plan based on elections by each participant. Each payment obligation for distribution of the deferred compensation is payable in cash on a date or dates selected by each participant at the time of enrollment, subject to change in certain specified circumstances.
     Amounts deferred under the Plan will be credited to bookkeeping accounts maintained by the Company for each participant and will be credited or debited with the participant’s proportionate share of any gains or losses attributable to the performance of investment options selected by the participant, which consist of certain funds that are also offered under the Walgreen Co. Profit-Sharing Plan. Accounts of participants under the Plan are not funded and payment obligations pursuant to the Plan are unsecured general obligations of the Company.
     The Company reserves the right to amend or terminate the Plan at any time, provided that no such action shall alter a participant’s right to receive a payment due under the terms of the Plan at the date of the action.
     This summary of the terms of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1.
Item 8.01. Other Events.
     On November 10, 2010, the Company issued a press release recommending that its shareholders reject the unsolicited “mini-tender” offer commenced by TRC Capital Corporation for approximately 0.3% of the outstanding shares of common stock of the Company. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

10.1	Walgreen Co. 2011 Executive Deferred Compensation Plan

99.1	Press Release issued by Walgreen Co., dated November 10, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.
Date: November 12, 2010	By:	/s/ Dana I. Green

Title: Executive Vice President, General
Counsel and Corporate Secretary